                                                                Exhibit 99(c)


REVOCABLE PROXY

                                INVETECH COMPANY
                               DETROIT, MICHIGAN
                 SPECIAL MEETING OF SHAREHOLDERS - JULY 30, 1997

    The undersigned hereby appoints Steven P. Mellos and Anne S. McAlpine, or either of them acting separately, proxies with full power of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Invetech Company, a Michigan corporation ("Invetech"), which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on July 30, 1997, at Invetech's headquarters, 1400 Howard Street, Detroit, Michigan, beginning at 10:00 a.m., local time, and at any and all adjournments and postponements thereof as follows:

1.   A proposal to approve the Plan and Agreement of Merger,           FOR    AGAINST   ABSTAIN
     dated April 29, 1997, by and among Applied Industrial             ---    -------   -------
     Technologies, Inc., IC Acquisition Corporation and Invetech,
     pursuant to which Invetech would be merged with and into IC       [ ]      [ ]      [ ]
     Acquisition Corporation, a wholly owned subsidiary of Applied
     Industrial Technologies, Inc.

       The Board of Directors recommends a vote "FOR" the above proposal.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES, OR ANY ONE OF THEM, IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF NO OTHER BUSINESS TO BE PRESENTED AT THE
MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES,
OR ANY ONE OF THEM, TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE
CONDUCT OF THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Meeting or at any postponement or adjournment thereof and after notification to the President of Invetech at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt, prior to the execution of this proxy, of a Prospectus dated July 22, 1997 prepared by Applied Industrial Technologies, Inc.

Dated: July ___, 1997                        ----------------------------------
                                             PRINT NAME OF SHAREHOLDER


                                             -----------------------------------
                                             SIGNATURE OF SHAREHOLDER


                                             -----------------------------------
                                             PRINT NAME OF SHAREHOLDER


                                             -----------------------------------
                                             SIGNATURE OF SHAREHOLDER

                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS ON YOUR STOCK CERTIFICATE.
                                             WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE YOUR FULL TITLE. IF
                                             SHARES ARE HELD JOINTLY, EACH
                                             HOLDER MUST SIGN.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                      -2-